Exhibit 4.1

Linde plc

3-month EURIBOR Unsecured Notes due 2028

Indicative Terms & Conditions

Issuer:	Linde plc

Issuer LEI:	5299003QR1WT0EF88V51

Issuer Ratings:	A2 (stable) by Moody’s / A (stable) by S&P

Expected Issue Ratings:	A2 by Moody’s / A by S&P

Form of the Notes:	Bearer form; the Notes are issued as New Global Notes and are initially represented by a Temporary Global Note which is exchangeable for a Permanent Global Note

Status of the Notes:	Senior, unsecured

Currency:	Euro (“EUR”)

Notional Amount:	EUR 600,000,000

Trade Date:	6 May 2026

Settlement Date:	13 May 2026 (T+5)

Maturity Date:	13 May 2028

First Coupon Date:	13 August 2026

Term of Notes:	2 years

Rate of Interest:	3-month EURIBOR plus 35bps, reset quarterly

Minimum Rate of Interest:	0.000%

Interest payment dates:	13 February, 13 May, 13 August, and 13 November, commencing on 13 August 2026

Issue / Re-offer Price:	100.000% of the Notional Amount

Redemption:	100%

Fees:	10 bps of the Notional Amount as base fee (to be deducted from the issue proceeds) (the “Base Fee”) distributed to the Bookrunners and Co-Managers 2.5 bps of the Notional Amount as discretionary fee (the “Discretionary Fee”) distributed to Citigroup, J.P. Morgan and Mizuho

All-in Price (net of fees):	99.875% of the Notional Amount

Net Proceeds:	EUR 599,250,000

Reference Rate:	3-month EURIBOR

Reference Screen Page:	Reuters EURIBOR01

Business Days:	T2

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Interest Rate Provisions:	Act/360 Day Count Fraction, payable quarterly in arrear on 13 February, 13 May, 13 August, and 13 November, commencing on 13 August 2026

Interest Determination Date:	The second T2 Business Day prior to the commencement of the relevant Interest Period

Business Day Convention:	Modified following (adjusted)

Denominations:	EUR 100,000

1 month Par Call:	Applicable

Change of Control Put:	Holder put at par upon a change of control

Documentation:	Under the Base Prospectus dated 4 May 2026 of the Issuer’s Debt Issuance Programme (the “Base Prospectus”)

Use of Proceeds:	General corporate purposes

Governing Law:	German

Target Market (MIFID II and UK	Eligible counterparties and professional clients only (all distribution

MiFIR product governance):	channels). No EEA PRIIPs or UK PRIIPs. No sales to retail in the EEA or the UK

Listing:	Euro MTF of the Luxembourg Stock Exchange

Selling Restrictions:	As per the Base Prospectus

Clearing System:	Clearstream Banking Luxembourg / Euroclear

Security Codes:	ISIN: XS3370292644 / Common Code: 337029264 / WKN: A4EUQA

Paying Agent:	Citibank, N.A., London Branch

Calculation Agent:	Citibank, N.A., London Branch

Bookrunners:	Citigroup Global Markets Limited (Active) J.P. Morgan SE (Active) Mizuho Bank Europe N.V. (Active)s TD Global Finance unlimited company (Passive)

Co-Managers:

Bank of China (Europe) S.A.

Banco Bilbao Vizcaya Argentaria, S.A.

Banco Santander, S.A.

Standard Chartered Bank AG

Australia and New Zealand Banking Group Limited

Banco Bradesco BBI S.A.

Crédit Agricole Corporate and Investment Bank

Siebert Williams Shank & Co., LLC

Truist Securities, Inc.

Westpac Banking Corporation

Advertisements:	This communication is not an advertisement for the purposes of
Regulation (EU) 2017/1129 and underlying legislation. It is not a prospectus. The Prospectus and any supplements are available, and the final terms, when published, will be available at
https://www.luxse.com/. The Prospectus and the final terms do not constitute a prospectus within the meaning of Regulation (EU)
2017/1129.

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Important Notice

The Notes may not be suitable for all investors. Before proceeding with any investment in the Notes, potential investors should determine, without reliance upon any of the Bookrunners, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of such an investment, and that they are able to assume these risks. Investors should conduct their own analysis, using such assumptions as they deem appropriate in making an investment decision. By accepting receipt of this Termsheet, the recipients will be deemed to represent that they possess, either individually or through their advisers, sufficient investment expertise to understand the risks involved in any purchase or sale of the Notes.

This Termsheet is not an offer to sell Notes and not soliciting an offer to buy the securities in any jurisdiction where the off er or sale is not permitted or to any person or entity to whom it is unlawful to make a sale. In particular, the Notes may not be offered to the public in a Member State of the European Economic Area prior to the publication of the Final Terms in accordance with the Prospectus Regulation or any relevant implementing measure, except pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of the Prospectus Regulation and/or any relevant implementing measures, in particular to qualified investors within the meaning of the Prospectus Regulation.

The Notes have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state of the United States or the securities laws of any other jurisdiction, and the Notes may not be offered or sold within the United States or to, or for the account or benefit of , “U.S. persons” (as defined in regulations under the Securities Act), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or local securities laws.

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Linde plc

EUR 500,000,000 3.200% Unsecured Notes due 2030

Indicative Terms & Conditions

Issuer:	Linde plc

Issuer LEI:	5299003QR1WT0EF88V51

Issuer Ratings:	A2 (stable) / A (stable) by Moody’s / S&P

Issue Ratings:	A2 / A by Moody’s / S&P

Form of the Notes:	Bearer form; Notes are issued as New Global Notes and are initially represented by a Temporary Global Note which is exchangeable for a Permanent Global Note

Status of the Notes:	Senior, unsecured

Currency:	Euro (“EUR”)

Notional Amount:	EUR 500,000,000

Trade Date:	6 May 2026

Settlement Date:	13 May 2026 (T+5)

Maturity Date:	13 May 2030

First Coupon Date:	13 May 2027

Term of Notes:	4 years

Spread over EUR-MS:	+45 bps

EUR-MS Rate (p.a.):	2.791%

Re-offer yield (p.a.):	3.241%

Coupon (p.a.):	3.200% per year

Issue / Re-offer Price:	99.848% of the Notional Amount

Redemption:	100%

Fees:	15 bps of the Notional Amount as base fee (to be deducted from the issue proceeds) (the “Base Fee”) distributed to the Bookrunners and Co- Managers 5 bps of the Notional Amount as discretionary fee (the “Discretionary Fee”) distributed to Citigroup, J.P. Morgan and Mizuho

All-in Price:	99.648% of the Notional Amount incl. discretionary fee

Net Proceeds:	EUR 498,240,000

Benchmark Bund:	OBL 2.400% due 18 April 2030

Benchmark Price:	99.092%

Re-offer spread vs. Benchmark:	+59.6 bps

Business Days:	T2

Interest Rate Provisions:	Act/Act (ICMA) Day Count Fraction, payable annually in arrears on
13 May each year

Business Day Convention:	Following unadjusted

Denominations:	EUR 100,000

Tax Call:	Applicable

Make-whole Call:	Applicable at the yield of the Benchmark Bund (DE000BU25042) plus 10 bps

1 month Par Call:	Applicable

Change of Control Put:	Holder put at par upon a change of control

Clean-up Call:	Applicable (75%)

Documentation:	Under the Base Prospectus dated 4 May 2026 of the Issuer’s Debt
Issuance Programme (the “Base Prospectus”)

Use of Proceeds:	General corporate purposes

Governing Law:	German

Target Market (MIFID II and UK MiFIR product governance):	Eligible counterparties and professional clients only (all distribution channels). No EEA PRIIPs or UK PRIIPs. No sales to retail in the EEA or the UK

Listing:	EuroMTF of the Luxembourg Stock Exchange

Selling Restrictions:	Reg S and as per the base prospectus of Linde’s debt issuance programme dated 4 May 2026

Clearing System:	Clearstream Banking Luxembourg / Euroclear

Security Codes:	ISIN: XS3370296801 / Common Code: 337029680 / WKN: A4EUP9

Paying Agent:	Citibank, N.A., London Branch

Make-Whole Calculation Agent:	The Calculation Agent shall be an independent bank of international standing or an independent financial adviser with relevant expertise, selected by the Issuer

Bookrunners:	Citigroup Global Markets Limited (Active)
J.P. Morgan SE (Active)
Mizuho Bank Europe N.V. (Active)
TD Global Finance unlimited company (Passive)

Co-Managers:	Bank of China (Europe) S.A.
Banco Bilbao Vizcaya Argentaria, S.A.
Banco Santander, S.A.
Standard Chartered Bank AG
Australia and New Zealand Banking Group Limited
Banco Bradesco BBI S.A.
Crédit Agricole Corporate and Investment Bank
Siebert Williams Shank & Co., LLC
Truist Securities, Inc.
Westpac Banking Corporation

Advertisements:	This communication is not an advertisement for the purposes of
Regulation (EU) 2017/1129 and underlying legislation. It is not a prospectus. The Prospectus and any supplements are available, and the final terms, when published, will be available at https://www.luxse.com/.
The Prospectus and the final terms do not constitute a prospectus within the meaning of Regulation (EU) 2017/1129.

Linde plc

EUR 500,000,000 3.800% Unsecured Notes due 2036

Indicative Terms & Conditions

Issuer:	Linde plc

Issuer LEI:	5299003QR1WT0EF88V51

Issuer Ratings:	A2 (stable) / A (stable) by Moody’s / S&P

Issue Ratings:	A2 / A by Moody’s / S&P

Form of the Notes:	Bearer form; Notes are issued as New Global Notes and are initially represented by a Temporary Global Note which is exchangeable for a Permanent Global Note

Status of the Notes:	Senior, unsecured

Currency:	Euro (“EUR”)

Notional Amount:	EUR 500,000,000

Trade Date:	6 May 2026

Settlement Date:	13 May 2026 (T+5)

Maturity Date:	13 May 2036

First Coupon Date:	13 May 2027

Term of Notes:	10 years

Spread over EUR-MS:	+80 bps

EUR-MS Rate (p.a.):	3.025%

Re-offer yield (p.a.):	3.825%

Coupon (p.a.):	3.800% per year

Issue / Re-offer Price:	99.795% of the Notional Amount

Redemption:	100%

Fees:	20 bps of the Notional Amount as base fee (to be deducted from the issue proceeds) (the “Base Fee”) distributed to the Bookrunners and Co- Managers 5 bps of the Notional Amount as discretionary fee (the “Discretionary Fee”) distributed to Citigroup, J.P. Morgan and Mizuho

All-in Price:	99.545% of the Notional Amount incl. discretionary fee

Net Proceeds:	EUR 497,725,000

Benchmark Bund:	DBR 2.900% due 15 February 2036

Benchmark Price:	99.180%

Re-offer spread vs. Benchmark:	+82.9 bps

Business Days:	T2

Interest Rate Provisions:	Act/Act (ICMA) Day Count Fraction, payable annually in arrears on
13 May each year

Business Day Convention:	Following unadjusted

Denominations:	EUR 100,000

Tax Call:	Applicable

Make-whole Call:	Applicable at the yield of the Benchmark Bund (DE000BU2Z064) plus 15 bps

3 month Par Call:	Applicable

Change of Control Put:	Holder put at par upon a change of control

Clean-up Call:	Applicable (75%)

Documentation:	Under the Base Prospectus dated 4 May 2026 of the Issuer’s Debt Issuance Programme (the “Base Prospectus”)

Use of Proceeds:	General corporate purposes

Governing Law:	German

Target Market (MIFID II and UK MiFIR product governance):	Eligible counterparties and professional clients only (all distribution channels). No EEA PRIIPs or UK PRIIPs. No sales to retail in the EEA or the UK

Listing:	EuroMTF of the Luxembourg Stock Exchange

Selling Restrictions:	Reg S and as per the base prospectus of Linde’s debt issuance programme dated 4 May 2026

Clearing System:	Clearstream Banking Luxembourg / Euroclear

Security Codes:	ISIN: XS3370298682 / Common Code: 337029868 / WKN: A4EUP8

Paying Agent:	Citibank, N.A., London Branch

Make-Whole Calculation Agent:	The Calculation Agent shall be an independent bank of international standing or an independent financial adviser with relevant expertise, selected by the Issuer

Bookrunners:	Citigroup Global Markets Limited (Active) J.P. Morgan SE (Active) Mizuho Bank Europe N.V. (Active) TD Global Finance unlimited company (Passive)

Co-Managers:

Bank of China (Europe) S.A.

Banco Bilbao Vizcaya Argentaria, S.A.

Banco Santander, S.A.

Standard Chartered Bank AG

Australia and New Zealand Banking Group Limited

Banco Bradesco BBI S.A.

Crédit Agricole Corporate and Investment Bank

Siebert Williams Shank & Co., LLC

Truist Securities, Inc.

Westpac Banking Corporation

Advertisements:	This communication is not an advertisement for the purposes of Regulation (EU) 2017/1129 and underlying legislation. It is not a prospectus. The Prospectus and any supplements are available, and the final terms, when published, will be available at https://www.luxse.com/. The Prospectus and the final terms do not constitute a prospectus within the meaning of Regulation (EU) 2017/1129.

Important Notice

The Notes may not be suitable for all investors. Before proceeding with any investment in the Notes, potential investors should determine, without reliance upon any of the Managers, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of such an investment, and that they are able to assume these risks. Investors should conduct their own analysis, using such assumptions as they deem appropriate in making an investment decision. By accepting receipt of this Termsheet the recipients will be deemed to represent that they possess, either individually or through their advisers, sufficient investment expertise to understand the risks involved in any purchase or sale of the Notes.

This Termsheet is not an offer to sell Notes and not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or to any person or entity to whom it is unlawful to make a sale. In particular, the Notes may not be offered to the public in a Member State of the European Economic Area prior to the publication of the Final Terms in accordance with the Prospectus Regulation or any relevant implementing measure, except pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of the Prospectus Regulation and/or any relevant implementing measures, in particular to qualified investors within the meaning of the Prospectus Regulation.

The Notes have not been, and will not be, registered under the U.S. Securities Act of 1933 or the securities laws of any state of the U.S. or the securities laws of any other jurisdiction and the Notes may not be offered or sold within the U.S. or to, or for the account or benefit of, U.S. persons (as defined in regulations under the Securities Act), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or local securities laws.

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